EXHIBIT 99.1

SRAX Reports Fourth Quarter and Full Year 2016 Financial Results

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Grew Fourth Quarter Gross Revenue 42% for 2016 Compared to 2015

LOS ANGELES, March 30, 2017 /PRNewswire/ --SRAX, Inc. (Nasdaq: SRAX)~~,~~ an Internet advertising and technology platform company that provides tools to automate the digital advertising market, reported its fourth quarter and full year 2016 results.

“Our initiatives to diversify our customer base delivered 42% revenue growth for the fourth quarter of 2016 compared to that of 2015,” stated SRAX’s CEO and Chairman Christopher Miglino. “And our efforts to eliminate low margin relationships are successfully improving gross margin, which increased from 27% in the third quarter to 41% in the fourth quarter. SRAXmd, which posted record annual revenue, exemplifies the benefits of our strategy to build out specialized verticals. Additionally, SRAX Reach, our recently launched ad technology toolset that enables publishers to enhance their revenue opportunities, is gaining significant traction on the sell side.”

“Overall, our unique platform enables content owners, publishers and brands to amplify performance and maximize profits. In 2017, we are focusing our resources on our most profitable revenue streams as well as creating more operational efficiencies.  We are committed to driving long-term shareholder value and have reaffirmed our 2017 guidance of revenue to range between $45 million and $50 million and dramatically improving our profitability on an Adjusted EBITDA basis.”

Fourth Quarter 2016 Financial Results:

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Gross revenue reached $11.5 million, increasing 42% over the fourth quarter of 2015. This reflects growth in SRAX sell-side clients as well as SRAXmd, which was partially offset by declines in buy-side revenue.

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Gross profit grew to $4.7 million, increasing 7% over the fourth quarter of 2015. Gross margin was 41%, compared to 54% in the fourth quarter of 2015 and 27% in the third quarter of 2016 as management took strategic action to significantly reduce revenue contribution from low margin business. The results reflect the timing and execution of initiatives to reduce low margin business.

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Operating expenses were $5.6 million, compared to $3.9 million in the fourth quarter of 2015. Fourth quarter 2016 operating expenses included increased sales salaries and commissions resulting from the recruitment of additional sales personnel earlier in 2016.

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Net loss was $1.3 million, compared to a net loss of $426,000 in the fourth quarter of 2015.

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Adjusted EBITDA gain was $583,000, compared to an Adjusted EBITDA gain of $1.1 million in the fourth quarter of 2015.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, stock-based compensation and impairment of goodwill. It is not intended to represent a measure of performance in accordance with accounting principles generally accepted in the United States (GAAP).  Although EBITDA is positive for the fourth quarter of 2016, EBITDA may not be positive in future quarters. A detailed description and reconciliation of EBITDA and management's reasons for using this measure is set forth at the end of this press release.

2016 Financial Results:

Revenue grew 18% to $35.8 million, up from $30.3 million in 2015. Revenue was lower than prior guidance of $40 million primarily due to non-returning buy side business over the holiday season and timing of other advertising placements that shifted out of the fourth quarter of 2016 and into the first quarter of 2017. Gross margin was 35%, compared to 52% in 2015. Operating expense was $17.3 million or 48% of revenue, compared to $14.8 million or 49% of revenue.  GAAP net loss was $4.2 million, compared to a GAAP net loss of $2.7 million in 2015. Adjusted EBITDA loss was $1.1 million, compared to an Adjusted EBITDA gain of $2.9 million in 2015.

Balance Sheet Highlights:

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Held $1.0 million in cash and equivalents at December 31, 2016.

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Raised $3.8 million, net in equity on January 4, 2017.

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Repaid $4.0 million of senior secured debt in January 2017.

Reaffirming 2017 Guidance

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Management continues to expect 2017 revenue to be between $45 million and $50 million.

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Management reiterates 2017 Adjusted EBITDA guidance to be between $2 million and $5 million.

Other Recent Corporate Highlights:

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Launched SRAX Reach, an ad technology toolset for publishers that enables them to expand both their audience and their revenue opportunities, during the fourth quarter of 2016.

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Uplisted to the NASDAQ Capital Market in October 2016.

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Hired J.P. Hannan, media industry financial expert, as CFO in October 2016.

Conference Call

Management will review the results on a conference call with a live question and answer session today, March 30, 2017, at 4:30 p.m. ET. To access the call, please use passcode 5085293:

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If calling from the United States or Canada, please dial (877) 681-3372 to access the live call and (844) 512-2921 for the replay available until April 13, 2017

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If calling internationally, please dial (719) 325-4907 to access the live call and (412) 317-6671 for the replay.

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The call will be webcast over the internet and accessible at the Company’s website at http://srax.com/investors/ for at least 90 days.

About SRAX
SRAX (NASDAQ: SRAX) is an advertising technology company providing the tools to automate digital marketers and content owners’ campaigns across digital channels. SRAX’s tools amplify performance and maximize profits for brands in the healthcare, CPG, automotive, wellness and lifestyle verticals through an omnichannel approach that integrates all aspects of the marketing experience into one platform. The company’s machine-learning technology identifies brands’ core consumers and their characteristics discovering new and measurable opportunities to target, reach and monetize audiences driving online and offline sales lift. For more information on how SRAX delivers a digital competitive advantage to surpass today’s marketing challenges, visit www.srax.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SOCIAL REALITY, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2016 AND 2015

	2016	2015
Assets
Current assets:
Cash and cash equivalents	$1,048,762	$1,091,186
Accounts receivable, net	8,411,019	7,056,298
Prepaid expenses	332,503	309,436
Other current assets	6,488	36,090
Total current assets	9,798,772	8,493,010
Property and equipment, net	55,492	43,936
Goodwill	15,644,957	16,314,957
Intangible assets, net	1,365,241	1,611,744
Prepaid stock based compensation	—	373,567
Other assets	34,659	34,659
Total assets	$26,899,121	$26,871,873

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	13,156,083	5,138,807
Notes payable, net of unamortized costs	3,418,788	1,378,367
Unearned revenue	—	1,295
Contingent consideration payable to related party	—	7,585,435
Put liability	1,500,000	1,436,282
Total current liabilities	18,074,871	15,540,186
Notes payable, net of current portion	—	7,455,758
Total liabilities	18,074,871	22,995,944

Stockholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued or outstanding at December 31, 2016 and 2015, respectively	—	—
Class A common stock, authorized 50,000,000 shares, $0.001 par value, 6,951,077 and 5,622,046 shares issued and outstanding at December 31, 2016 and 2015, respectively	6,951	5,622
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued or outstanding at December 31, 2016 and 2015, respectively	—	—
Common stock to be issued	678,000	—
Additional paid in capital	22,529,303	14,012,078
Accumulated deficit	(14,390,004)	(10,141,771)
Total stockholders' equity	8,824,250	3,875,929
Total liabilities and stockholders' equity	$26,899,121	$26,871,873

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015

	Q4	Q4	FY	FY
	2016	2015	2016	2015

Revenue	$11,513,459	$8,121,070	$35,763,047	$30,294,165
Cost of revenue	6,796,791	3,710,301	$23,226,995	$14,407,363
Gross profit	4,716,668	4,410,769	$12,536,052	$15,886,802
Gross profit margin	41.0%	54.3%	35.1%	52.4%

Operating expense
General Selling & Admin. Expense	5,566,124	3,920,278	$16,648,705	$14,834,766
Impairment of Goodwill	—	—	$670,000	$—
Operating expense	5,566,124	3,920,278	$17,318,705	$14,834,766

(Loss) income from operations	(849,456)	490,491	$(4,782,653)	$1,052,036

Write off of contingent consideration	—	—	$3,744,496	$—
Interest income (expense)	(494,478)	(916,990)	$(3,210,076)	$(3,775,945)
Loss before provision for income taxes	(1,343,934)	(426,499)	$(4,248,233)	$(2,723,909)
Provision for income taxes	—	—	$—	$—
Net loss	$(1,343,934)	$(426,499)	$(4,248,233)	$(2,723,909)

Net loss per share, basic and diluted	$(0.20)	$(0.08)	$(0.69)	$(0.50)
Weighted average shares outstanding	6,849,522	5,469,361	6,196,197	5,414,710

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2016 AND 2015

Cash flows from operating activities
Net loss	$(4,248,233)	$(2,723,909)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization of stock based prepaid fees	373,567	634,452
Stock to be issued for services	678,000	—
Stock based compensation	1,200,121	840,512
Amortization of debt issuance costs	1,076,695	1,252,963
Warrant modification costs	274,634	—
PIK interest expense accrued to principal	511,261	390,462
Impairment of goodwill	670,000	—
Accretion of contingent consideration, net of write-off	(3,585,435)	853,312
Accretion of put liability	63,718	176,272
Provision for bad debts	119,434	86,946
Depreciation expense	21,304	17,282
Amortization of intangibles	365,728	394,256
Changes in operating assets and liabilities:
Accounts receivable	(6,817,597)	(3,287,624)
Prepaid expenses	(23,069)	(86,904)
Other current assets	29,602	(28,738)
Other assets	—	(10,855)
Accounts payable and accrued expenses	8,020,903	2,254,639
Unearned revenue	(1,295)	(24,000)
Net cash (used in) provided by operating activities	(1,270,662)	739,066

Cash flows from investing activities
Purchase of equipment	(32,862)	(33,616)
Development of software	(119,225)	—
Net cash used in investing activities	(152,087)	(33,616)

Cash flows from financing activities
Proceeds from the issuance of common stock units	4,643,799	—
Proceeds from warrant offering	—	6,921
Proceeds from note payable	2,100,000	2,900,000
Repayments of notes payable	(3,763,474)	(4,364,578)
Payment of contingent consideration	(1,600,000)	—
Net cash provided by (used in) financing activities	1,380,325	(1,457,657)

Net decrease in cash and cash equivalents	(42,424)	(752,207)
Cash and cash equivalents
Beginning of year	1,091,186	1,843,393
End of year	$1,048,762	$1,091,186

Supplemental schedule of cash flow information
Cash paid for interest	$1,312,293	$1,133,847

Supplemental schedule of noncash financing activities
Common stock issued for the payment of contingent consideration	$2,400,000	$—
Proceeds paid by FastPay on behalf of the Company	$5,507,468	$—
Common stock issued for preferred stock conversion and vesting grants	$—	$988

SOCIAL REALITY, INC.

NON-GAAP TO GAAP RECONCILIATION

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015

Use of Non-GAAP Measure – Adjusted EBITDA

SRAX’s management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA is defined as income from operations before depreciation and amortization expenses, stock-based compensation and one time financing and transaction expense.  Management believes that this non-GAAP measure provides useful information about Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.  This non-GAAP measure should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

	Q4	Q4	FY	FY
	2016	2015	2016	2015
Net loss	$(1,343,934)	$(426,499)	$(4,248,233)	$(2,723,909)
Plus:
Stock to be issued for services	678,000	—	678,000	—
Equity based compensation	641,817	372,586	1,625,843	1,474,964
Adjusted net loss	(24,117)	(53,913)	(1,944,390)	(1,248,945)
Interest (income) expense	494,478	916,990	(249,312)	3,775,945
Depreciation and amortization	112,198	207,953	387,034	411,538
Impairment of goodwill	—	—	670,000	—
Adjusted EBITDA	$582,559	$1,071,030	$(1,136,668)	$2,938,538